February 23, 2000



VIA FACSIMILE   (805) 541-0821
AND FEDERAL EXPRESS

Dr. Michael B. Limberg
1270 Peach Street
San Luis Obispo, California 93401

         Re:      Consulting Agreement with Paradigm Medical Industries, Inc.

Dear Dr. Limberg:

         We represent Paradigm Medical Industries, Inc. (the "Company"). Reference is made to the agreement dated December 18, 1998 (the "Agreement"), between you and the Company which has been incorporated into the Consulting Agreement, dated December 1, 1998 (the "Consulting Agreement"), between you and the Company.

         The term of the Agreement is for six months, beginning December 1, 1998, with successive six month renewal periods. You and the Company previously agreed to extend the term of the Agreement for an additional six month period from June 1, 1999, to November 30, 1999 (the "First Renewal Period"), and now desire to extend the Agreement for an additional six month period from December 1, 1999, to May 30, 2000 (the "Second Renewal Period"). Accordingly, the parties agree to extend the Agreement for an additional six month period during the Second Renewal Period upon the following terms and conditions:

         1. The Company agrees to issue you 2,000 shares of its common stock each month during the Second Renewal Period of the Agreement in consideration for your providing services to the Company pursuant to the Consulting Agreement. These shares will be restricted and will be issued to you on a quarterly basis. As restricted shares each certificate shall bear a legend substantially similar to the following legend until (a) such securities have been registered under the Securities Act of 1933, as amended, and effectually been disposed of in accordance with a registration statement; or (b) in the opinion of counsel for the Company that such securities may be sold without registration under Rule 144 of the General Rules and Regulations of the Securities Act of 1933, as amended, as well as any applicable "Blue Sky" or state securities laws:

  Dr. Michael B. Limberg
  February 23, 2000
  Page 3
  -------------------------



         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER THEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL OF THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAWS.

         2. The Company agrees to grant you warrants to purchase 50,000 shares of its common stock at an exercise price of $4.75 per share. These warrants shall vest as of May 30, 2000, in consideration for the services that you will be providing to the Company during the Second Renewal Period.

         3. The Company agrees to register for resale at no expense to you the following securities: (a) 100,000 shares of common stock that are issuable to you upon the exercise of the warrants which were granted to you for services you performed for the Company under the Consulting Agreement during the period from December 1, 1998, to November 30, 1999; and (b) 50,000 shares of common stock that are issuable to you upon the exercise of the warrants which are to be granted to you for services you will be performing for the Company under the Consulting Agreement during the Second Renewal Period.

         4. The Company agrees to file a registration statement with the U.S. Securities and Exchange Commission within 60 days from the date of this letter in order to register for resale the shares of common stock issuable to you upon the exercise of the warrants set forth in paragraphs 2 and 3 above.

         5. You and the Company agree to terminate the letter agreement of November 25, 1999, between you and the Company, a copy of which is attached hereto as Exhibit "A" and by this reference made a part hereof.

         6. All other terms of the Agreement and the Consulting Agreement shall remain the same in all respects.

         If the foregoing conforms to your understanding, please sign, date and return to us the enclosed copy of this letter.

                                                         Very truly yours,

                                                         /s/ Randall A. Mackey
                                                         ---------------------
                                                         Randall A. Mackey


The foregoing is in conformity with our understanding:

PARADIGM MEDICAL INDUSTRIES, INC.



By: /s/ Thomas F. Motter
    --------------------
    Thomas F. Motter
Its: President and Chief Executive Officer

DATED: February 24, 2000


By:  /s/ Michael B. Limberg, MD
     --------------------------
     Dr. Michael B. Limberg

DATED: February 28, 2000